UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2023

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2023, Transcat, Inc. (the “Company” or “Transcat”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offer and sale of 736,845 shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-250135) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2020 and was declared effective on November 27, 2020, the related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in the Registration Statement, as supplemented by the prospectus supplement dated September 20, 2023 (the “Prospectus Supplement”), and a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act, in an underwritten public offering at a public offering price of $95.00 for each share (the “Offering”). The Offering is expected to close on or about September 25, 2023, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the Offering is expected to be approximately $65.2 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this Offering to repay its credit facility with Manufacturers and Traders Trust Company, for working capital, and for other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed herewith as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 20, 2023, the Company issued a press release announcing the launch of the Offering, and on September 21, 2023, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this this Current Report on Form 8-K and are incorporated by reference herein.

In connection with the Offering, the legal opinion and consent of Calfee, Halter & Griswold LLP as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Forward-Looking Statements and Disclaimer

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expected,” “intend,” “subject,” and other similar words. All statements addressing events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to the Offering and statements relating to the Company’s intended use of the net proceeds from the Offering, are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include changes as a result of market conditions or for other reasons, the risk that the Offering will not be consummated, the impact of general economic, health, industrial or political conditions in the United States or internationally, and other risks and uncertainties described in Transcat’s Annual Report, Quarterly Reports, and other documents filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this Current Report on Form 8-K, whether as the result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 21, 2023, by and between Transcat, Inc. and Oppenheimer & Co. Inc.
5.1	Opinion of Calfee, Halter & Griswold LLP
23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 filed herewith)
99.1	Transcat, Inc. Press Release dated September 20, 2023
99.2	Transcat, Inc. Press Release dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 21, 2023	By:	/s/ James M. Jenkins
James M. Jenkins
Chief Legal Officer, Corporate Development Officer and Corporate Secretary